Exhibit 10.7

Final Form

FORM OF NON-REDEMPTION AGREEMENT

THIS NON-REDEMPTION AGREEMENT (this “Agreement”) is made and entered into as of May 16th, 2023 by and among Forbion European Acquisition Corp., a Cayman Islands exempted company (“FEAC”), [•], a [•] and a holder of certain FEAC Class A Shares and certain FEAC Public Warrants (as defined below) (the “FEAC Shareholder”) and enGene Holdings Inc., a company incorporated under the laws of Canada (“Newco”). Each of FEAC, the FEAC Shareholder and Newco will individually be referred to herein as a “Party” and, collectively, as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

For purposes of this agreement: (i) “FEAC Class A Shares” means FEAC Class A ordinary shares, $0.0001 par value; (ii) “FEAC Class B Shares” means FEAC’s Class B ordinary shares, $0.0001 par value; (iii) “FEAC Shares” means (a) prior to the Class B Conversion (as defined below), collectively, the FEAC Class A Shares and the FEAC Class B Shares, and (b) from and after the Class B Conversion, the FEAC Class A Shares after giving effect to the Class B Conversion; and (iv) a “FEAC Public Warrant” means each warrant to purchase one FEAC Class A Share at an exercise price of $11.50 per share, subject to adjustment, upon the terms and conditions in the FEAC Warrant Agreement (as defined in the Business Combination Agreement).

WHEREAS, Can Merger Sub, a company to be incorporated under the laws of Canada (“Can Merger Sub”), will be a wholly-owned subsidiary of FEAC incorporated solely for purposes of effecting the Transactions (as defined in the Business Combination Agreement), and Cayman Merger Sub, a company to be incorporated as a Cayman Island exempted company (“Cayman Merger Sub”) will be a wholly-owned subsidiary of Newco incorporated solely for purposes of effecting the Transactions;

WHEREAS, enGene Inc., a corporation existing under the laws of Canada (“enGene”) entered into a Note Purchase Agreement dated as of October 20, 2022 by and among enGene, Forbion Capital Fund III Cooperatief U.A. (“Forbion Capital Fund III”), Fonds de Solidarité des Travailleurs du Québec (F.T.Q.) (“FSTQ”), Lumira Ventures III, L.P. (“Lumira III”), Lumira Ventures III (International), L.P. (“Lumira International III”), Merck Lumira Biosciences Fund, L.P. (“Merck”), Merck Lumira Biosciences Fund (Québec), L.P. (“Merck Québec” and together with, Merck, FSTQ, Lumira III, Lumira International III and Forbion Capital Fund III, collectively the “2022 Noteholders”) (the “2022 Note Purchase Agreement”) pursuant to which enGene issued $18.4 million of convertible promissory notes (each a “2022 Convertible Note” and collectively, the “2022 Convertible Notes”) to the 2022 Noteholders in substantially the form attached to the 2022 Note Purchase Agreement on the terms and conditions set forth therein;

WHEREAS, enGene and each 2022 Noteholder have entered into amended and restated convertible promissory notes on or about the date hereof, to amend and restate the 2022 Convertible Notes (each an “Amended 2022 Convertible Note” and collectively, the “Amended 2022 Convertible Notes”) pursuant to which (i) the Amended 2022 Convertible Notes are, among other things, convertible into that number of common shares of enGene that, when exchanged at the Company Exchange Ratio (as defined in the Business Combination Agreement), shall equal that number of FEAC Class A Shares (or after the Assumption (as defined below), Newco Shares (as defined below)) that the holders of the Amended 2022 Convertible Notes would have received if they subscribed for FEAC Class A Shares or, after the Assumption, Newco Shares) on the same terms as the PIPE Financing, and (ii) each 2022 Noteholder received warrants to acquire common shares of enGene in consideration of certain amendments set forth in each Amended 2022 Convertible Note (the “2022 Warrants”);

WHEREAS, concurrently with the execution and delivery of this Agreement and the Business Combination Agreement, Forbion Growth Sponsor FEAC I B.V., a private limited liability company incorporated in The Netherlands (the “Sponsor”) and Investissement Québec (“IQ”) are entering into agreements with enGene, pursuant to which the Sponsor and IQ will purchase, in one or more closings, (i) convertible promissory notes of enGene (the “Original 2023 Convertible Notes” and, together with the Amended 2022 Convertible Notes, the “Company Convertible Notes”) that will, among other things, convert into that number of common shares of enGene that, when exchanged at the Company Exchange Ratio, shall equal that number of FEAC Class A Shares (or, after the Assumption, Newco Shares) that the holders of the Original 2023 Convertible Notes would have received if they subscribed for FEAC Class A Shares (or, after the Assumption, Newco Shares) on the same terms as the PIPE Financing, and (ii) warrants to acquire common shares of enGene (the “Original 2023 Warrants”);

WHEREAS, the Company entered into a Note Purchase Agreement dated as of April 4, 2023 by and among the Company, Forbion Capital Fund III, FSTQ, Lumira III, Lumira International III, Lumira Ventures IV, L.P., Lumira Ventures IV (International), L.P., Merck, Merck Québec (collectively, with respect to the 2023 Subordinated Financing (as defined below), the “2023 Noteholders”) (the “2023 Subordinated Note Purchase Agreement”) pursuant to which the Company issued $8.0 million of subordinated promissory notes (each a “2023 Subordinated Note” and collectively, the “2023 Subordinated Notes”) to the 2023 Noteholders in substantially the form attached to the 2023 Subordinated Note Purchase Agreement on the terms and conditions set forth therein (the “2023 Subordinated Financing”);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company is entering into agreements with the 2023 Noteholders pursuant to which the Company will repay the 2023 Subordinated Notes by issuing to each 2023 Noteholder (i) an amount of convertible promissory notes of the Company substantially in the same form and on the same terms as the Original 2023 Convertible Notes (the “Additional 2023 Convertible Notes” and, together with the Original 2023 Convertible Notes, the “2023 Convertible Notes”), and (ii) a number of warrants to acquire common shares of the Company substantially in the same form and on the same terms as the Original 2023 Warrants, corresponding, in the aggregate, to the principal amount of 2023 Subordinated Notes held by such 2023 Noteholder;

WHEREAS, FEAC, Newco and enGene have, concurrently with the execution and delivery of this Agreement, entered into that certain Business Combination Agreement, dated as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”);

WHEREAS, concurrently with the execution and delivery of this Agreement, certain investors (the “PIPE Investors”) are each entering into a subscription agreement, substantially in the form attached to the Business Combination Agreement (the “Subscription Agreement” and collectively, the “Subscription Agreements”) with FEAC and Newco, pursuant to which, among other things, the PIPE Investors have agreed, subject to the completion of each element of the Transactions (other than those Transactions that are scheduled to be completed following the Closing Date (as defined below)), to subscribe for and purchase, and FEAC has agreed that it will issue and sell to the PIPE Investors (which obligation will be assumed (the “Assumption”) by Newco upon the completion of the FEAC Reorganization (as defined below) and prior to the consummation of the PIPE Financing (as defined below)) the number of FEAC Class A Shares (or, after the Assumption, Newco Shares) provided for in the applicable Subscription Agreement (as amended by the applicable Side Letter Agreement (as defined below)) in exchange for the purchase price set forth therein (the equity financing under the Subscription Agreements and the Side Letter Agreements is hereinafter referred to as the “PIPE Financing”), in each case on the terms and subject to the conditions set forth in the relevant Subscription Agreement and Side Letter Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, each PIPE Investor is entering into a side letter agreement, substantially in the form attached to the Business Combination Agreement (the “Side Letter Agreement” and collectively, the “Side Letter Agreements”) with FEAC and Newco to amend the relevant Subscription Agreement and which, together with the relevant Subscription Agreement, will reflect the total number of FEAC Class A Shares and FEAC warrants on terms substantially similar as the FEAC Public Warrants (the “FEAC PIPE Warrants”) to be issued by FEAC (or after the Assumption, the total number of common shares of Newco (the “Newco Shares”) and warrants to acquire Newco Shares (the “Newco Warrants”) to be issued by Newco) pursuant to the PIPE Financing in consideration of the purchase price set forth in the relevant Subscription Agreement, in each case on the terms and subject to the conditions set forth in the relevant Subscription Agreement and Side Letter Agreement;

WHEREAS, as of the date of this Agreement, the Sponsor owns 3,162,500 FEAC Class B Shares and 5,195,000 FEAC private placement warrants (each whole warrant entitling the holder thereof to purchase one FEAC Class A Share, the “FEAC Private Placement Warrants” and, together with the FEAC Public Warrants, the “FEAC Warrants”);

WHEREAS, assuming that the aggregate principal amount outstanding under the Working Capital Loan Note and any Extension Loan Notes (as defined in the Business Combination Agreement) equals or exceeds $1,500,000 on the day which is two (2) Business Days (as defined in the Business Combination Agreement) prior to the Closing Date (as defined below), FEAC shall cause the Sponsor (or its Affiliate (as defined in the Business Combination Agreement) or designee, as applicable), as payee of the Working Capital Loan Note and any Extension Loan Notes, to elect to convert an amount equal to $1,500,000 of the aggregate principal amount outstanding under the Working Capital Loan Note and any Extension Loan Notes, taken together, into additional FEAC Private Placement Warrants at a price of $1.50 per FEAC Private Placement Warrant, which upon such election will be issued by FEAC to the Sponsor (or its Affiliate or designee, as applicable) immediately prior to the Surrender (as defined below) on the day which is two (2) Business Days prior to the Closing Date, in each case in accordance with the FEAC Warrant Agreement and the relevant promissory note governing the Working Capital Loan Note and/or any Extension Loan Notes, as applicable, following which the Sponsor is expected to own 6,195,000 FEAC Private Placement Warrants);

WHEREAS, concurrently with the execution and delivery of this Agreement, the Sponsor, FEAC and the other parties thereto are entering into the sponsor and insiders letter agreement (the “Sponsor and Insiders Letter Agreement”), pursuant to which, among other things, the Sponsor has agreed to surrender, after giving effect to the Sponsor Loans Conversion, 1,789,004 FEAC Class B Shares and 5,463,381 FEAC Private Placement Warrants, as a contribution to the capital of FEAC and for no consideration, effective immediately prior to the Class B Conversion (as defined below) on the day which is two (2) Business Days prior to the Closing Date, in each case, on the terms and conditions set forth in Business Combination Agreement and the Sponsor and Insiders Letter Agreement (the “Surrender”);

WHEREAS, on the day which is two (2) Business Days prior to the Closing Date, each FEAC Class B Share that remains outstanding following the Surrender of the 1,789,004 FEAC Class B Shares held by the Sponsor, as provided in the Sponsor and Insiders Letter Agreement, shall be exchanged (the “Class B Conversion”) for one FEAC Class A Share;

WHEREAS, on the day which is one (1) Business Day prior to the Closing Date, Cayman Merger Sub will merge with and into FEAC with FEAC as the surviving entity pursuant to a plan of merger under the laws of the Cayman Islands (the “Cayman Merger”), as follows: (i) Newco will issue to the holders of FEAC Shares (including the Sponsor but excluding the holders of any Dissenting FEAC Shares (as defined in the Business Combination Agreement)) Newco Shares in exchange for such holders’ FEAC Shares and such FEAC Shares will not be cancelled but will be transferred to Newco, (ii) FEAC will thereby become a wholly-owned subsidiary of Newco and (iii) each issued share of Cayman Merger Sub will be exchanged for a FEAC Class A Share of FEAC as the surviving entity and Cayman Merger Sub (having merged into FEAC) will cease to exist as a separate entity by virtue of the Cayman Merger;

WHEREAS concurrently with the Cayman Merger, and effective at the same time the Cayman Merger becomes effective under the Cayman Islands law, (i) Newco will assume the FEAC Warrants (as so assumed, Newco Warrants) pursuant to the Warrant Assignment, Assumption and Amendment Agreement, (ii) FEAC as the entity surviving the Cayman Merger will issue to Newco a non-interest bearing demand promissory note payable denominated in CDN$ having a principal amount equal to the fair market value of the FEAC Warrants assumed by Newco (as so assumed, Newco Warrants) (“Note 3”) in consideration of the assumption by Newco of obligations under the FEAC Warrants (as so assumed, Newco Warrants) and (iii) Newco will redeem the initial Newco Shares held by its formation shareholder for an amount equal to the amount of capital that such formation shareholder contributed for purposes of the incorporation of Newco (such transactions, together with the Cayman Merger, the “Cayman Reorganization”);

WHEREAS, following the Cayman Reorganization, FEAC will file an election to change its classification for U.S. federal income tax purposes from a corporation to an entity disregarded as separate from its owner Newco, to be effective as of the beginning of the Closing Date (the “U.S. Entity Classification Election” and, together with the Cayman Reorganization, the “FEAC Reorganization”);

WHEREAS, on the Closing Date and pursuant to the Plan of Arrangement (as defined below), subsequent to the FEAC Reorganization becoming effective and prior to the consummation of the PIPE Financing, FEAC will loan to Newco an amount equal to the total funds held in its Trust Account on the Closing Date (after deducting the amounts owed to the holders of FEAC Class A Shares who have properly exercised their redemption rights, a reasonable estimate to be paid for any Dissenting FEAC Shares and the deferred discount owed to the underwriters of FEAC’s initial public offering), less the principal amount of Note 3 (together, the “Loan Amount”) in consideration for which Newco will issue a CDN$ denominated non-interest bearing demand promissory note to FEAC having a principal amount equal to the Loan Amount converted to its Canadian dollar equivalent based on the C$:U.S.$ Bank of Canada daily exchange rate on the Business Day immediately prior to the Closing Date (“Note 1”), following which FEAC will sell to Newco, and Newco will purchase, all of the outstanding common shares of Can Merger Sub for a purchase price of CDN$ 10 (the “Can Merger Sub Share Sale”);

WHEREAS, on the Closing Date and pursuant to the Plan of Arrangement, following the Can Merger Sub Share Sale but prior to the Amalgamation, the PIPE Financing shall be consummated pursuant to the Subscription Agreements and the Side Letter Agreements and the transactions contemplated by Section 4 of this Agreement shall be consummated pursuant to this Agreement;

WHEREAS, on the Closing Date and pursuant to the Plan of Arrangement, the Amended 2022 Convertible Notes and 2023 Convertible Notes will automatically convert, concurrent with the consummation of the PIPE Financing and the transactions contemplated by Section 4 of this Agreement, into that number of common shares of enGene that, when exchanged at the Company Exchange Ratio shall equal that number of FEAC Class A Shares (or, after the Assumption, Newco Shares) that the holders of the Amended 2022 Convertible Notes and 2023 Convertible Notes would have received if they subscribed for FEAC Class A Shares (or, after the Assumption, Newco Shares) on the same terms as the PIPE Financing;

WHEREAS, on the Closing Date and pursuant to the Plan of Arrangement, after the consummation of the PIPE Financing and the conversion of the Company Convertible Notes, Can Merger Sub and enGene will amalgamate in accordance with the terms of the plan of arrangement (the “Plan of Arrangement”) substantially in the form attached to the Business Combination Agreement (the “Amalgamation”) and pursuant to the Amalgamation, (i) each enGene common share outstanding immediately prior to the Amalgamation shall be exchanged for Newco Shares per the Company Exchange Ratio, each Company Equity Award (as defined in the Business Combination Agreement) outstanding immediately prior to the Amalgamation shall be exchanged for Rollover Equity Awards (as defined in the Business Combination Agreement) per the Company Exchange Ratio and each enGene warrant outstanding immediately prior to the Amalgamation shall be exchanged for Newco Warrants per the Company Exchange Ratio, (ii) each Can Merger Sub share outstanding immediately prior to the Amalgamation shall be exchanged for one common share in the authorized share capital of the amalgamated entity, and (iii) in consideration for the issuance of Newco Shares, the amalgamated entity shall issue its common shares to Newco, in each case upon and subject to the other terms and conditions set forth in the Business Combination Agreement, the Plan of Arrangement and in accordance with the provisions of applicable Law (the time at which the Amalgamation is completed, the “Amalgamation Closing”);

WHEREAS, on the Closing Date and pursuant to the Plan of Arrangement, following the Amalgamation, Newco will continue from being a corporation incorporated under and governed by the Canada Business Corporations Act to a company continued to and governed by the Business Corporations Act (British Columbia) (the “Continuance”) and, in connection with the Continuance, the articles of Newco shall be amended to reflect the requirements of the continued jurisdiction, among other things;

WHEREAS, on the Closing Date, and prior to the Amalgamation, the Newco Shares and Newco Warrants will be listed on Nasdaq or such other Exchange as agreed to by FEAC and enGene;

WHEREAS, immediately following the Closing Date, FEAC will repurchase shares held by Newco in an aggregate amount equal to Note 1 and in consideration therefor issue to Newco a CDN$ denominated non-interest bearing demand promissory note in a principal amount equal to the outstanding principal amount of Note 1 (“Note 2”), following which Note 1 and Note 2 (each having the same outstanding principal amount) will be set off by FEAC and Newco in full repayment of their respective principal amounts (the “Notes Set-Off”);

WHEREAS, following the Notes Set-Off becoming effective, Newco will transfer Note 3 to enGene in consideration for the issuance by enGene from treasury of additional common shares of enGene, following which FEAC will repay the outstanding principal amount of Note 3 and subsequently be placed in liquidation in accordance with applicable Cayman law;

WHEREAS, as of the date hereof, the FEAC Shareholder is the beneficial owner of [•] FEAC Class A Shares (collectively, the “Subject FEAC Equity Securities” and, each, a “Subject FEAC Equity Security”);

WHEREAS, the FEAC Shareholder acknowledges and agrees that FEAC and the other parties to the Business Combination Agreement would not have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement without the FEAC Shareholder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement; and

WHEREAS, to rationalize the capital structure of Newco and to satisfy the valuation objectives of FEAC and Newco, on the one hand, and of the FEAC Shareholder, on the other hand, and in consideration of the FEAC Shareholder’s commitment to, among other things, not redeem the Subject FEAC Equity Securities, and subject to the conditions set forth herein, FEAC (or, after the Assumption, Newco) desires to issue and sell and the FEAC Shareholder desires to subscribe for the Additional Securities (as defined below);

WHEREAS, subsequent to the FEAC Reorganization becoming effective and prior to the consummation of the PIPE Financing and the transactions contemplated in Section 4 of this Agreement, all rights, covenants and obligations of FEAC, including the rights, covenants and obligations under this Agreement, will be assumed by Newco pursuant to the Assumption.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:

1.

Agreement to Vote. The FEAC Shareholder hereby unconditionally and irrevocably agrees, with effect from the date hereof and until the earlier of (x) the date on which this Agreement is terminated in accordance with Section 7 hereof and (y) the Closing Date (the “Voting and Lock-Up Period”), to be present at any meeting of the shareholders of FEAC, and to vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, all of the Subject FEAC Equity Securities (i) in favor of the Transaction Proposals (as defined in the Business Combination Agreement) and any other matter reasonably necessary to the consummation of the Transactions (as defined in the Business Combination Agreement) and the other matters contemplated by the Business Combination Agreement and considered and voted upon by the shareholders of FEAC, and (ii) in opposition to: (A) any and all other proposals (1) that could reasonably be expected to delay or impair the ability of FEAC to consummate the transactions contemplated by the Business Combination Agreement or any Ancillary Agreement (as defined in the Business Combination Agreement) or (2) which are in competition with or materially inconsistent with the Business Combination Agreement, any Transaction and the transactions contemplated thereby, or (B) any other action, proposal, transaction or agreement involving FEAC or any of its subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the transactions contemplated by the Business Combination Agreement or any Ancillary Agreement or would reasonably be expected to result in (x) any breach of any representation, warranty, covenant, obligation or agreement of FEAC in the Business Combination Agreement or any Ancillary Agreement or (y) any of the conditions to FEAC’s obligations under the Business Combination Agreement or any Ancillary Agreement not being fulfilled. The FEAC Shareholder shall deliver to FEAC and Newco evidence of its compliance with its obligations hereunder as may be reasonably requested.

2.

No Redemption. The FEAC Shareholder hereby agrees that it shall not redeem, or submit a request to FEAC’s transfer agent or otherwise exercise any right to redeem, any Subject FEAC Equity Security. Prior to the Closing and after the last date for redemption of FEAC Class A Shares, the FEAC Shareholder shall deliver to FEAC and Newco evidence that it continues to hold the Subject FEAC Equity Securities and that such Subject FEAC Equity Securities have not been submitted for redemption. For the avoidance of doubt, the restrictions set forth in this Section 2 shall not apply to any FEAC Class A Shares held by the FEAC Shareholder other than the Subject FEAC Equity Securities.

3.

Lock-Up of Subject FEAC Equity Securities. The FEAC Shareholder hereby agrees that, with effect from the date hereof and during the Voting and Lock-Up Period, it shall not, directly or indirectly (including by operation of law), (i) sell, assign, transfer, exchange, offer, assign, swap, convert, place a lien on, pledge, or otherwise dispose or encumber any of the Subject FEAC Equity Securities, (ii) deposit any of the Subject FEAC Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of the Subject FEAC Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (iii) publicly announce any intention to effect, or enter into any contract, option or other arrangement or undertaking with respect to, any transaction specified in clause (i) or (ii) with respect to the Subject FEAC Equity Securities, (iv) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of the Subject FEAC Equity Securities even if such Subject FEAC Equity Securities would be disposed of by a Person (as defined in the Business Combination Agreement) other than the FEAC Shareholder or (v) take any action that would have the effect of preventing or materially delaying the performance of its obligations under this Agreement (the covenants under (i)-(v) hereof, the “Lock-Up”); provided that the Lock-Up shall not be applicable in case of transfers of the Subject FEAC Equity Securities by the FEAC Shareholder to any fund or account managed by the same investment manager as the FEAC Shareholder in accordance with Section 8(b) hereof. For the avoidance of doubt, the restrictions set forth in this Section 3 shall not apply to any FEAC Class A Shares held by the FEAC Shareholder other than the Subject FEAC Equity Securities.

4.	Issuance and Subscription.

4.1.

In consideration of the FEAC Shareholder’s performance of its obligations described herein, FEAC (or after the Assumption, Newco) agrees to issue and sell and the FEAC Shareholder agrees to subscribe for, on the Closing Date following the Can Merger Sub Share Sale and contingent upon the completion of each element of the Transactions (other than those Transactions that are scheduled to be completed following the Amalgamation Closing), including the substantially concurrent occurrence of the Amalgamation Closing, an additional [•] FEAC Class A Shares (or after the Assumption, Newco Shares, the “Additional Shares”) and [•] FEAC warrants (which shall be on terms substantially similar to the terms of the FEAC Public Warrants, the “FEAC PIPE Warrants”) or after the Assumption, warrants of Newco (which shall be on terms substantially similar to the FEAC PIPE Warrants, as adjusted for a Canadian public company, the “Newco Warrants” and, together with the Additional Shares, the “Additional Securities”), in each case on the terms and subject to the conditions set forth in this Agreement. Each of the Parties hereto acknowledges and agrees that the Additional Securities will be issued in accordance with the terms of this Agreement and pursuant to the Plan of Arrangement.

4.2.

The consummation of the transactions contemplated in this Section 4 shall occur on the Closing Date, subject to the completion of each element of the Transactions (other than those Transactions that are scheduled to be completed following the Amalgamation Closing), including the substantially concurrent occurrence of the Amalgamation Closing. Upon written notice from (or on behalf of) FEAC to the FEAC Shareholder (the “Closing Notice”) at least five (5) Business Days prior to the date that FEAC reasonably expects all conditions to the Amalgamation Closing to be satisfied (the “Expected Closing Date”), the FEAC Shareholder shall deliver to FEAC no later than two (2) Business Days prior to the Expected Closing Date any other information that is reasonably requested in the Closing Notice in order for FEAC (or, following the Assumption, Newco) to issue the Additional Securities including, without limitation, the legal name of the person in whose name such Additional Securities are to be issued, and if applicable, a duly executed Internal Revenue Service Form W-9 or the applicable Internal Revenue Service Form W-8, as applicable. On the Closing Date, following and subject to the Assumption, Newco shall issue to the FEAC Shareholder (or the funds and accounts designated by the FEAC Shareholder if so designated by the FEAC Shareholder, or its nominee in accordance with its delivery instructions) or to a custodian designated by the FEAC Shareholder, as applicable, the Additional Securities, net of Additional Securities withheld by Newco in respect of Canadian withholding tax and in respect of any additional expenses or costs reasonably expected to be incurred by Newco in connection with the obligation to pay such Canadian withholding tax (including any fees paid to any agent to sell such withheld Additional Securities), free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws or Canadian securities laws), which Additional Securities, unless otherwise determined by FEAC (or following the Assumption, Newco), shall be uncertificated, with record ownership reflected only in the register of shareholders of Newco and shall provide evidence of such issuance from Newco’s transfer agent showing the FEAC Shareholder as the owner of the Additional Securities on and as of the Closing Date within two (2) Business Days of the Closing Date. If the Transactions (other than those Transactions that are scheduled to be completed following the Amalgamation Closing) are not consummated within two (2) Business Days after the Expected Closing Date, any Additional Securities that had been issued shall be cancelled. Notwithstanding anything in this Agreement to the contrary, Newco shall be entitled to take such actions as are reasonably necessary to deduct and withhold (or cause to be deducted and withheld) any shares or other securities otherwise deliverable to the FEAC Shareholder pursuant to this Agreement on account, and in satisfaction of, any Taxes (as defined in the Business Combination Agreement), and other amounts as are required to be deducted and withheld under applicable Tax Law (each as defined in the Business Combination Agreement) in respect of the consideration payable to the FEAC Shareholder hereunder as well as any additional expenses or costs incurred or reasonably expected to be incurred by Newco in connection with the obligation to pay any such Taxes (including any fees paid to any agent to sell such withheld Additional Securities). Newco is thus hereby authorized to retain, sell, and/or otherwise dispose of such shares or other securities otherwise deliverable to the FEAC Shareholder as are necessary to enable Newco to comply with such deduction and withholding requirement. The Parties shall cooperate reasonably and in good faith to consider any further arrangements that will enable Newco to satisfy its deduction and withholding obligations under applicable Tax Law in respect of the consideration payable to the FEAC Shareholder under this Agreement in a manner that is most commercially efficient and expedient for each Party.

4.3.

The obligations of FEAC (or, following the Assumption, Newco) pursuant to this Section 4 shall be subject to the satisfaction, or valid waiver by FEAC, of the following conditions: (i) the FEAC Shareholder shall have fully complied with, performed and satisfied its obligations set out in Sections 1-3 hereof, and shall have performed, satisfied and complied in all material respects with all other covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing Date, (ii) the completion of each element of the Transactions (other than those Transactions that are scheduled to be completed following the Amalgamation Closing), including the substantially concurrent occurrence of the Amalgamation Closing, and (iii) all representations and warranties of the FEAC Shareholder contained in this Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality, which representations and warranties shall be true and correct in all respects) as of such date).

4.4.

The Additional Securities, and the shares underlying the FEAC PIPE Warrants or the Newco Warrants, as the case may be, shall be deemed to be “Registrable Securities” as such term is defined in, and for all purposes under, the form of Subscription Agreement attached to the Business Combination Agreement.

5.	Representations and Warranties.

5.1.	FEAC Representations and Warranties. FEAC represents and warrants as of the date hereof and as of the Closing Date to the FEAC Shareholder as follows:

(a)

FEAC has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

(b)

This Agreement and the Business Combination Agreement (the “Transaction Documents”) have been duly authorized, validly executed and delivered by FEAC and, assuming that the Transaction Documents constitute valid and binding obligations of the other parties thereto, are valid and binding obligations of FEAC, and are enforceable against FEAC in accordance with their terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

(c)

Assuming the accuracy of the FEAC Shareholder’s representations and warranties in Section 5.3 hereof and Newco’s representations and warranties in Section 5.2 hereof, the execution, delivery and performance of the Transaction Documents (including compliance by FEAC with all of the provisions hereof), the issuance of the Additional Securities and the consummation of the other transactions contemplated under the Transaction Documents, including the Transactions, do not and will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of FEAC or any of its subsidiaries pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which FEAC or any of its subsidiaries is a party or by which FEAC or any of its subsidiaries is bound or to which any of the property or assets of FEAC or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of FEAC, Newco or enGene and their respective subsidiaries, taken as a whole, or materially and adversely affects the ability of FEAC to timely perform its obligations under this Agreement, in each case subject to the exceptions in the definition of FEAC Material Adverse Effect in the Business Combination Agreement mutatis mutandis (collectively, a “FEAC Material Adverse Effect”), (b) result in any violation of the provisions of the organizational documents of FEAC or any of its subsidiaries or (c) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over FEAC or any of its subsidiaries or any of its properties that would, individually or in the aggregate, reasonably be expected to have a FEAC Material Adverse Effect.

5.2.	Newco Representations and Warranties. Newco represents and warrants as of the date hereof and as of the Closing Date to the FEAC Shareholder as follows:

(a)

Newco has been duly incorporated and is validly existing and in good standing under the laws of Canada (provided that, following the Continuance, Newco shall be validly continued and validly existing and in good standing under the laws of the Province of British Columbia), and has all requisite power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement. At the Closing Date, the Additional Securities will be duly authorized and, when issued and delivered to the FEAC Shareholder, will be free and clear of any liens or other restrictions (other than arising under applicable securities laws) in accordance with the terms of this Agreement and registered with Newco’s transfer agent, the Additional Securities will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights under Newco’s constitutive agreements, under any agreement or instrument to which Newco is a party or by which Newco is bound, or under applicable law.

(b)

The Transaction Documents have been duly authorized, validly executed and delivered by Newco and, assuming that the Transaction Documents constitute valid and binding obligations of the other parties thereto, are valid and binding obligations of Newco, and are enforceable against Newco in accordance with their terms, except as may be limited or otherwise affected by (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (b) principles of equity, whether considered at law or equity.

(c)

Assuming the accuracy of the FEAC Shareholder’s representations and warranties in Section 5.3 hereof and FEAC’s representations and warranties in Section 5.1 hereof, the execution, delivery and performance of the Transaction Documents (including compliance by Newco with all of the provisions hereof), the issuance and sale of the Additional Securities and the consummation of the other transactions contemplated herein, including the Transactions, do not and will not (c) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Newco or any of its subsidiaries pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which Newco or any of its subsidiaries is a party or by which Newco or any of its subsidiaries is bound or to which any of the property or assets of Newco or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of Newco, FEAC or enGene and their respective subsidiaries, taken as a whole, or materially and adversely affects the ability of Newco to timely perform its obligations under this Agreement, in each case subject to the exceptions in the definition of FEAC Material Adverse Effect in the Business Combination Agreement mutatis mutandis (collectively, a “Newco Material Adverse Effect”), (d) result in any violation of the provisions of the organizational documents of Newco or any of its subsidiaries or (e) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Newco or any of its subsidiaries or any of its properties that would, individually or in the aggregate, reasonably be expected to have a Newco Material Adverse Effect.

5.3.	FEAC Shareholder Representations and Warranties. The FEAC Shareholder hereby represents and warrants as of the date hereof and as of the Closing Date to FEAC and Newco as follows:

(a)

The FEAC Shareholder has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Agreement. The FEAC Shareholder is and will be through the Closing Date or termination of this Agreement in accordance with Section 7 hereof the beneficial owner of the Subject FEAC Equity Securities, free and clear of all liens and has provided FEAC and Newco with evidence thereof.

(b)

This Agreement has been duly authorized, validly executed and delivered by the FEAC Shareholder. Assuming that this Agreement constitutes the valid and binding agreement of FEAC and Newco, this Agreement is the valid and binding obligation of the FEAC Shareholder, and is enforceable against the FEAC Shareholder in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(c)

The execution, delivery and performance by the FEAC Shareholder of this Agreement and the consummation of the transactions contemplated herein do not and will not (i) result in any violation of the provisions of the organizational documents of the FEAC Shareholder or any of its subsidiaries, (ii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the FEAC Shareholder that would reasonably be expected to have a material adverse effect on the legal authority and ability of the FEAC Shareholder to enter into and timely perform its obligations under this Agreement (a “FEAC Shareholder Material Adverse Effect”) or (iii) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the FEAC Shareholder or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the FEAC Shareholder or any of its subsidiaries is a party or by which the FEAC Shareholder or any of its subsidiaries is bound or to which any of the property or assets of the FEAC Shareholder or any of its subsidiaries is subject, which would reasonably be expected to have a FEAC Shareholder Material Adverse Effect.

(d)

the FEAC Shareholder (i) (a) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act), (b) is an Institutional Account as defined in FINRA Rule 4512(c) and (c) is a sophisticated institutional investor, experienced in investing in transactions of the type contemplated by this Agreement and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including its participation in the transactions of the type contemplated by this Agreement, in each case, satisfying the applicable requirements set forth on Schedule I, (ii) has exercised independent judgment in evaluating its investment in the Additional Securities, (iii) is acquiring the Additional Securities only for its own account and not for the account of others, or if the FEAC Shareholder is acquiring the Additional Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, and the FEAC Shareholder has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, for investment purposes only and not with a view to any distribution of the Additional Securities in any manner that would violate the securities laws of the United States or any other applicable jurisdiction and (iv) is not acquiring the Additional Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any other securities laws of the United States or any other jurisdiction (and shall provide the requested information on Schedule I following the signature page hereto). The FEAC Shareholder has determined based on its own independent review and such professional advice as it deems appropriate that acquiring the Additional Securities and its participation in the transactions contemplated by this Agreement (i) are fully consistent with its financial needs, objectives and condition, and (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to it (if any). The FEAC Shareholder is not an entity formed for the specific purpose of acquiring the Additional Securities. The FEAC Shareholder understands that the transfer of the Additional Securities meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (C) or (J) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(e)

The FEAC Shareholder understands that the Additional Securities are being transferred in a transaction not involving any public offering within the meaning of the Securities Act, that the transfer to the FEAC Shareholder is being made in reliance on a private placement exemption from registration under the Securities Act, and that the Additional Securities have not been registered under the Securities Act or the securities laws of any other jurisdiction. Except in respect of any stock lending program, the FEAC Shareholder understands that the Additional Securities may not be offered, sold, resold, transferred, pledged or otherwise disposed of by the FEAC Shareholder absent an effective registration statement under the Securities Act, except (i) to Newco or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that the Additional Securities (i) will be “restricted securities” within the meaning of Rule 144 under the Securities Act (“Rule 144”) and accordingly are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws pursuant to registration or exemption therefrom and (ii) shall be subject to a legend to such effect (provided that such legends will be eligible for removal upon compliance with the relevant resale provisions of Rule 144 and as set forth in this Agreement). The FEAC Shareholder acknowledges that the Additional Securities will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 until at least one year from the filing by FEAC of the “Form 10 information” after the Closing Date and that the provisions of Rule 144(i) will generally apply to the Additional Securities. The FEAC Shareholder understands and agrees that the Additional Securities will be subject to the foregoing restrictions and, as a result, the FEAC Shareholder may not be able to readily resell the Additional Securities and may be required to bear the financial risk of an investment in the Additional Securities for an indefinite period of time. The FEAC Shareholder understands that it has been advised to consult independent legal counsel prior to making any transfer of any of the Additional Securities. The FEAC Shareholder has determined based on its own independent review and such professional advice as it deems appropriate that the Additional Securities are a suitable investment for the FEAC Shareholder, notwithstanding the substantial risks inherent in investing in or holding the Additional Securities, and that the FEAC Shareholder is able at this time and in the foreseeable future to bear the economic risk of a total loss of the FEAC Shareholder’s investment. The FEAC Shareholder acknowledges specifically that a possibility of total loss exists.

(f)

The FEAC Shareholder understands and agrees that the FEAC Shareholder is acquiring the Additional Securities directly from FEAC (or, after the Assumption, Newco). The FEAC Shareholder further acknowledges that there have been no representations, warranties, covenants or agreements made to the FEAC Shareholder by Sponsor, FEAC, Newco, enGene or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, expressly or by implication, other than, in the case of Sponsor only, those representations, warranties, covenants and agreements expressly set forth in this Agreement.

(g)

The FEAC Shareholder does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof the FEAC Shareholder has not, and during the period beginning as of the date hereof until the Closing Date or the earlier termination of this Agreement the FEAC Shareholder will not have, entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or short sale positions with respect to the securities of FEAC.

(h)

If the FEAC Shareholder is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) an employee benefit plan (such as a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA) or a non-U.S. plan (as described in Section 4(b)(4) of ERISA)) that is subject to any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”) or (iv) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in (i), (ii) and (iii) above (each of the foregoing described in (i), (ii) (iii) and (iv) above, a “Plan”), the FEAC Shareholder represents and warrants that its acquisition and holding of the Additional Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Laws.

(i)

If the FEAC Shareholder is or is acting on behalf of a Plan, the FEAC Shareholder represents and warrants that none of FEAC, Newco, enGene or any of their respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Additional Securities, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Additional Securities.

(j)

The FEAC Shareholder became aware of the transactions contemplated by this Agreement solely by means of direct contact between the FEAC Shareholder or one of its representatives, on the one hand, and FEAC and Newco or their representatives, on the other hand, as a result of a pre-existing relationship between the FEAC and one of the FEAC Shareholder’s representatives. The FEAC Shareholder did not become aware of the transfer of the Additional Securities, nor were the Additional Securities transferred to the FEAC Shareholder, by any general solicitation or general advertising. The FEAC Shareholder acknowledges that the Additional Securities were not transferred by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act.

(k)

The FEAC Shareholder acknowledges that it is aware that there are substantial risks incident to the ownership of the Additional Securities, including those set forth in the investor presentation provided by FEAC (as amended and supplemented as of the date hereof) and in each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by FEAC with the U.S. Securities and Exchange Commission (the “Commission”). The FEAC Shareholder is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Additional Securities, has the ability at this time and in the foreseeable future to bear the economic risks of its prospective investment and can afford the complete loss of such investment, and the FEAC Shareholder has sought such accounting, legal and tax advice as the FEAC Shareholder has considered necessary to make an informed investment decision. The FEAC Shareholder, alone, or together with any professional advisor(s), has analyzed and considered the risks of an investment in the Additional Securities and determined that the Additional Securities are a suitable investment. The FEAC Shareholder further acknowledges that the FEAC Shareholder shall be responsible for any of the FEAC Shareholder’s tax liabilities that may arise as a result of the transactions contemplated by this Agreement, and that neither, FEAC or Newco, nor any of their respective agents or affiliates, have provided any tax advice or any other representation or guarantee, whether written or oral, regarding the tax consequences of the transactions contemplated by this Agreement.

(l)

The FEAC Shareholder understands and agrees that no federal or state agency has passed upon or endorsed the merits of the transfer of the Additional Securities or made any findings or determination as to the fairness of an investment in the Additional Securities and the foregoing authorities have not confirmed the accuracy or determined the adequacy of any representation (and any representation to the contrary is a criminal offense).

(m)

The FEAC Shareholder represents and warrants that none of the FEAC Shareholder or any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function on its behalf is a. a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC or any similar list of sanctioned persons administered by the United Nations Security Council, the European Union, Canada, His Majesty’s Treasury (“HMT”), any individual European Union member state or the United Kingdom or any other relevant sanctions authority (collectively, “Sanctions Lists”) or a person or entity designated by any OFAC sanctions program, b. directly or indirectly 50% or more owned or otherwise controlled by, or acting on behalf of, one or more persons on a Sanctions List, c. organized, incorporated, established, located or resident in, a country or territory that is the target of country-wide or territory-wide economic or trade sanctions (currently Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, and non-government controlled areas of the Kherson and Zaporizhia region of Ukraine), or d. a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. The representations, warranties and undertakings in this Section 5.3(m) will not apply to any party hereto to which Council Regulation (EC) No. 2271/96, as amended (the “Blocking Regulation”) applies, if and to the extent that such representation, warranty or undertaking is or would be invalid or unenforceable by reason of breach of any provision of the Blocking Regulation (or any law or regulation implementing such Blocking Regulation or any similar measure in any member state of the European Union or the United Kingdom). If the FEAC Shareholder is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), the FEAC Shareholder represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. The FEAC Shareholder also represents that, to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with sanctions programs administered by OFAC, the United Nations Security Council, the European Union, Canada, HMT, any European Union member state and the United Kingdom, including for the screening of its investors against the Sanctions Lists and the OFAC sanctions programs. The FEAC Shareholder further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by the FEAC Shareholder and used to purchase the Additional Securities were legally derived.

(n)

Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by the FEAC Shareholder with the Commission with respect to the beneficial ownership of FEAC’s securities, the FEAC Shareholder is not currently (and at all times through the Closing Date will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) acting for the purpose of acquiring, holding or disposing of equity securities of FEAC or Newco, as applicable (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(o)

No broker, finder or other financial consultant has acted on behalf of the FEAC Shareholder in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on FEAC or Newco.

(p)

The FEAC Shareholder agrees that, from the date of this Agreement until the Closing Date or the earlier termination of this Agreement, none of the FEAC Shareholder, its controlled affiliates, or any person or entity acting on behalf of the FEAC Shareholder or any of its controlled affiliates or pursuant to any understanding with the FEAC Shareholder or any of its controlled affiliates will engage in any Short Sales with respect to securities of FEAC or Newco, as applicable. For the purposes hereof, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), including through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (a) nothing herein shall prohibit any entities under common management or that share an investment advisor with the FEAC Shareholder (including the FEAC Shareholder’s controlled affiliates and/or affiliates) that have no knowledge of this Agreement or of the FEAC Shareholder’s participation in the transactions contemplated hereby from entering into any Short Sales and (b) in the case the FEAC Shareholder is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the FEAC Shareholder’s assets, this Section 5.3(p) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to acquire the Additional Securities covered by this Agreement. For the avoidance of doubt, this Section 5.3(p) shall not apply to (i) any sale (including the exercise of any redemption right) of securities of FEAC or Newco, as applicable (A) held by the FEAC Shareholder, its controlled affiliates or any person or entity acting on behalf of the FEAC Shareholder or any of its controlled affiliates prior to the execution of this Agreement or (B) purchased by the FEAC Shareholder, its controlled affiliates or any person or entity acting on behalf of the FEAC Shareholder or any of its controlled affiliates in an open market transaction after the execution of this Agreement or (ii) ordinary course, non-speculative hedging transactions.

(q)

The FEAC Shareholder acknowledges that it is aware that in connection with, and immediately upon completion of, the Cayman Merger, each FEAC Class A Share issued and outstanding immediately prior to the effective time of the Cayman Merger shall be exchanged for one Newco Share. The FEAC Shareholder acknowledges that the above will be effected as part of the Transactions without any further consent, vote, or approvals from the FEAC Shareholder, and to the extent that the FEAC Shareholder may have any such rights under Cayman Islands law, Canadian law or otherwise, the FEAC Shareholder effectively forfeits such rights hereby.

(r)

The FEAC Shareholder and the beneficial subscriber, if any, acknowledges that FEAC (or following the Assumption, Newco) may in the future be required by law to disclose the FEAC Shareholder’s or beneficial subscriber’s name and other information relating to this Agreement and the FEAC Shareholder’s subscription hereunder, on a confidential basis, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

(s)

The FEAC Shareholder acknowledges and agrees that the sale and delivery of the Additional Securities is subject to applicable requirements under the securities laws and regulations of the provinces and territories of Canada (“Canadian Securities Laws”) and is conditional upon such sale being exempt from the requirements of Canadian Securities Laws of the province or territory in which it resides or may be deemed to reside as to the filing and delivery of a prospectus and that the Additional Securities have not been qualified under a prospectus under Canadian Securities Laws. The FEAC Shareholder acknowledges and agrees that FEAC and Newco may rely on the prospectus exemption available in respect of the transactions hereunder under Section 2.11 (Business combination and reorganization) of National Instrument 45-106 – Prospectus Exempt Distributions, or such other exemption or exemption ruling as it determines, upon the advice of counsel, to be advisable, in respect of the issuance of the Additional Securities. The FEAC Shareholder acknowledges that FEAC and Newco, as of the date hereof, are not “reporting issuers” in any jurisdiction in Canada, that the Additional Securities are subject to statutory resale restrictions under applicable Canadian Securities Laws of the province or territory in which the FEAC Shareholder resides or may be deemed to reside, which resale restrictions may apply outside of Canada, and the FEAC Shareholder covenants that it will not resell the Additional Securities except in compliance with such laws.

(t)	The FEAC Shareholder is eligible to acquire the Additional Securities pursuant to an exemption from the registration and prospectus requirements of Canadian Securities Laws.

(u)	The FEAC Shareholder acknowledges and agrees that:

a.

the FEAC Shareholder is not entitled, and will not take any action to acquire any entitlement, to vote, consent or otherwise approve in respect of the Transactions, whether arising under this Agreement, in respect of the right to acquire the Additional Securities, or otherwise, and notwithstanding the foregoing, to the extent that it is so entitled to vote, consent or otherwise approve, shall exercise such entitlement to vote, consent or otherwise right of approval in favour of the approval, consent, ratification and adoption of any resolution in respect of the Transactions (and any other matters or actions necessary for the consummation of the Transactions contemplated by the Business Combination Agreement), including without limitation at any meeting of securityholders of FEAC, Newco or any other person or entity (including in connection with any separate vote of any sub-group of securityholders of FEAC, Newco or any other person or entity that may be required to be held and of which sub-group the FEAC Shareholder forms part) called to vote upon the Transactions or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including written consent in lieu of a meeting) with respect to the Transactions is sought;

b.

the FEAC Shareholder shall not take any other action of any kind which would reasonably be expected to prevent or materially delay the consummation of any of the Transactions or any other transactions contemplated by the Business Combination Agreement; and

c.

the FEAC Shareholder waives to the fullest extent permitted by law any and all rights of appraisal, rights of dissent or similar rights that the FEAC Shareholder may have or acquire with respect to any resolution in respect of the Transactions or any other matters or actions necessary for the consummation of the Transactions contemplated by the Business Combination Agreement, and will not exercise any such right with respect to any such resolution which is waived hereby.

6.

Newco Assumption of Obligations. Subject to the terms and conditions hereof applicable to FEAC’s obligations hereunder, Newco acknowledges that, by virtue of and with effect from the FEAC Reorganization becoming effective, and without further action by FEAC, Newco or the FEAC Shareholder, the Assumption shall become effective so that Newco shall assume all of FEAC’s obligations under this Agreement, including, without limitation, the obligation to issue the Additional Securities and the obligations of FEAC set forth in Section 4 hereof and FEAC shall assign all of its rights under this Agreement to Newco. By virtue of, and with effect from, the FEAC Reorganization becoming effective, and without further action by FEAC, Newco or the FEAC Shareholder, (i) all surviving rights, covenants, and obligations of FEAC under this Agreement shall be rights, covenants, and obligations of Newco; and (ii) Newco shall be liable for any breach of any representation or warranty by FEAC set forth in this Agreement. The FEAC Shareholder hereby expressly agrees to and acknowledges the Assumption in accordance with the foregoing and the other terms hereof. Unless otherwise indicated or the context otherwise requires, by virtue of, and with effect from, the FEAC Reorganization and the Assumption becoming effective, all references herein (i) to FEAC, shall refer to Newco, and (ii) to the Additional Shares and FEAC PIPE Warrants shall refer to Newco Shares and Newco Warrants, respectively, of the corresponding number, rather than FEAC Class A Shares and FEAC PIPE Warrants, respectively.

7.

Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms without being consummated, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Agreement, (iii) the Termination Date (as defined in the Business Combination Agreement), (iv) if the conditions set forth in Section 4.3 hereof are not satisfied or (to the extent permitted by applicable law) waived in writing, or are not capable of being satisfied or (to the extent permitted by applicable law) waived in writing, on or prior to the Closing Date and, as a result thereof, the transactions set forth in Section 4 hereof will not be or are not consummated on the Closing Date and (v) FEAC’s notification to the FEAC Shareholder in writing that it has, with the prior written consent of Newco and enGene, abandoned its plans to move forward with the Transactions and/or terminated the FEAC Shareholder’s obligations with respect to the subscription without the issuance of the Additional Securities having occurred. FEAC shall promptly notify the FEAC Shareholder in writing of the termination of the Business Combination Agreement promptly after the termination of such agreement.

8. Miscellaneous.

(a)

This Agreement constitutes the entire agreement among the Parties relating to the transactions contemplated by this Agreement and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective subsidiaries relating to the transactions contemplated by this Agreement. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the Parties except as expressly set forth or referenced in this Agreement. enGene shall be a third-party beneficiary hereof.

(b)

Except pursuant to the Assumption, no Party shall assign this Agreement or any part hereof without the prior written consent of the other Party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns; provided that the FEAC Shareholder’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as the FEAC Shareholder, without the prior consent of FEAC or Newco, provided that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by the FEAC Shareholder, the assignee(s) shall become the FEAC Shareholder hereunder and have the rights and obligations and be deemed to make the representations and warranties of the FEAC Shareholder provided for herein to the extent of such assignment; provided further that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager as the FEAC Shareholder. Any attempted assignment in violation of the terms of this Section 8(b) shall be null and void, ab initio.

(c)

This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the Parties in the same manner as this Agreement and which makes reference to this Agreement. The approval of this Agreement by the stockholders of any of the Parties shall not restrict the ability of the board of directors or managers (or other body performing similar functions) of any of the Parties to terminate this Agreement in accordance with Section 7 or to cause such Party to enter into an amendment to this Agreement pursuant to this Section 8(c).

(d)

This Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

(e)

Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, “Chosen Courts”), in connection with any matter based upon or arising out of this Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8(h) and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 8(e), a Party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

(f)

If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(g)

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(h)

Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to the FEAC Shareholder, to:

[•]

with a required copy (which copy shall not constitute notice) to:

[•]

(ii) if to FEAC, to:

Forbion European Acquisition Corp.

Gooimeer 2-35

1411 DC Naarden

The Netherlands

Attention:        Cyril Lesser

Email:             Cyril.Lesser@forbion.com

with a required copy (which copy shall not constitute notice) to:

Davis Polk & Wardwell London LLP

5 Aldermanbury Square

London EC2V 7HR

United Kingdom

Attention:        Leo Borchardt

Email:             leo.borchardt@davispolk.com

(iii) if to Newco, to:

enGene Inc.

7171 Rue Frederick Banting

Saint-Laurent, QC H4S 1Z9

Canada

Attention: Jason Hanson

Email: jhanson@engeneinc.com

with a required copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

101 Park Ave.

New York, NY 10178-0060

United States

Attention: Howard A. Kenny

Email: howard.kenny@morganlewis.com

(i)

In addition to the waiver of Newco pursuant to Section 8.17 of the Business Combination Agreement, and notwithstanding anything to the contrary set forth herein, the FEAC Shareholder acknowledges that FEAC has established a trust account containing the proceeds of its initial public offering and from certain private placements (collectively, with interest accrued from time to time thereon, the “Trust Account”). The FEAC Shareholder acknowledges that (i) it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, and (ii) it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, in each case in connection with this Agreement, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have in connection with this Agreement; provided, however, that nothing in this Section 8(i) shall (x) serve to limit or prohibit the FEAC Shareholder’s right to pursue a claim against FEAC for legal relief against assets held outside the Trust Account, for specific performance or other equitable relief, (y) serve to limit or prohibit any claims that the FEAC Shareholder may have in the future against FEAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds) or (z) be deemed to limit the FEAC Shareholder’s right, title, interest or claim to the Trust Account by virtue of the FEAC Shareholder’s record or beneficial ownership of securities of FEAC. In the event the FEAC Shareholder has any Claim against FEAC under this Agreement, the FEAC Shareholder shall pursue such Claim solely against FEAC and its assets outside the Trust Account and not against the property or any monies in the Trust Account. The FEAC Shareholder agrees and acknowledges that such waiver is material to this Agreement and has been specifically relied upon by FEAC to induce FEAC to enter into this Agreement and the FEAC Shareholder further intends and understands such waiver to be valid, binding and enforceable under applicable law. Notwithstanding the foregoing, in no event shall the terms of this Section 8(i) apply to any money or other assets held outside the Trust Account. In the event the FEAC Shareholder, in connection with this Agreement, commences any action which seeks, in whole or in part, relief against the funds held in the Trust Account or distributions therefrom or any of FEAC’s or Newco’s shareholders, whether in the form of monetary damages or injunctive relief, the FEAC Shareholder shall be obligated to pay to FEAC and Newco all of their legal fees and costs in connection with any such action in the event that FEAC and Newco prevail in such action.

(j)	All representations and warranties made by the parties hereto, and all covenants and other agreements of the parties hereto, in this Agreement shall survive the consummation of the Transactions.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

FORBION EUROPEAN ACQUISITION CORP.

By:
Name:
Title:

ENGENE HOLDINGS INC.

By:
Name:
Title:

[•]

By:
Name:
Title:

[Signature Page to Non-Redemption Agreement]

SCHEDULE I

ELIGIBILITY

REPRESENTATIONS OF

FEAC SHAREHOLDER

QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

2.	☐ We are subscribing for the Additional Securities as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS

(Please check the applicable box) FEAC SHAREHOLDER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of FEAC or Newco or acting on behalf of an affiliate of FEAC or Newco.

This page should be completed by the FEAC Shareholder

and constitutes a part of the Non Redemption Agreement

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The FEAC Shareholder has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the FEAC Shareholder and under which the FEAC Shareholder accordingly qualifies as an “accredited investor.”

☐

Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐

Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

☐

Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000; or

☐

Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D.